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EXHIBIT INDEX



Exhibit No.     Description     Page
-----------     -----------     ----

     A     Consolidated Balance Sheet at June 30, 1999     Filed
          (Unaudited, subject to adjustment)     herewith

     B     Consolidated Statement of Income and     Filed
          Accumulated Deficit for the six and twelve     herewith
          months ended June 30, 1999
          (Unaudited, subject to adjustment)

     C     Consolidated Statement of Cash Flows     Filed
          for the six and twelve months ended     herewith
          June 30, 1999
          (Unaudited, subject to adjustment)